Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

REPLIGEN COMPLETES ACQUISITION OF BIOLIFE SOLUTIONS

WALTHAM, MA - October 6, 2026 – Repligen Corporation (NASDAQ: RGEN, “Repligen”, or the “Company”), a life sciences company focused on bioprocessing technology leadership, today announced it has completed the previously announced acquisition of BioLife Solutions, Inc. (NASDAQ: BLFS, “BioLife”), a leading developer and supplier of cell processing tools and services for the cell and gene therapy market.

“We are excited to welcome BioLife team members to Repligen,” said Olivier Loeillot, President and Chief Executive Officer of Repligen. “BioLife’s highly-differentiated portfolio of products expands our presence in the rapidly growing cell therapy market, adding a deeply embedded, high-margin consumables business with attractive recurring revenue. Together, we are better positioned to support customers across critical stages of the cell therapy workflow and help advance the development and commercialization of next-generation therapies. Over the past several months, our teams have worked closely together to develop a thoughtful integration plan, and we are even more excited about the strategic rationale of bringing our organizations together and the value we will create for patients, customers, and shareholders.”

BioLife’s products are deeply embedded in the cell therapy workflow and highly complementary to Repligen’s existing offering in this market. BioLife’s differentiated biopreservation media portfolio, led by CryoStor®, supports 18 commercially approved therapies and the majority of U.S. commercially sponsored cell-based therapy trials. As a combined commercial team, BioLife will benefit from Repligen’s broader global reach, including Asia Pacific, while Repligen will benefit from BioLife’s trusted customer relationships.

In connection with the transaction, BioLife stockholders received $11.25 per share in cash and 0.1442 shares of Repligen common stock, with cash in lieu of any fractional shares of Repligen common stock.

Repligen intends to provide additional detail regarding the transaction’s expected impact on Repligen’s 2026 financial outlook in the upcoming third quarter 2026 earnings call.

Advisors

Perella Weinberg Partners LP and Goldman Sachs & Co. LLC served as financial advisors and Goodwin Procter LLP served as legal counsel to Repligen. Centerview Partners, LLC served as financial advisor and K&L Gates LLP served as legal counsel to BioLife.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve, primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, Germany, Ireland, the Netherlands and Sweden. For more information about the company see our website at www.repligen.com, and follow us on LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements including, without limitation, statements regarding the expected benefits of the transaction and Repligen’s ability to recognize such benefits; the anticipated financial impact of the transaction on Repligen; expectations for Repligen’s performance following the transaction; and beliefs and expectations about the cell therapy industry, including its growth, and BioLife’s position as a highly-differentiated cell processing tool leader. Words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including risks discussed from time to time in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update any forward-looking statements, except as required by law.

Repligen Contact:

Jacob Johnson

VP, Investor Relations

781-419-0204

investors@repligen.com

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